Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Tallgrass Energy GP, LP, filed pursuant to Rule 462(b) of the Securities Act of 1933, of (i) our report dated February 19, 2015 relating to the consolidated financial statements of Tallgrass Energy Partners, LP as of December 31, 2014 and December 31, 2013 and for the period from November 13, 2012 to December 31, 2012 and (ii) our report dated March 18, 2013 relating to the financial statements of Tallgrass Energy Partners Pre-Predecessor for the period from January 1, 2012 to November 12, 2012 and (iii) our report dated February 19, 2015 relating to the balance sheet of Tallgrass Energy GP, LP as of February 10, 2015 which appear in the Registration Statement on Form S-1, as amended (File No. 333-202258) (“Amended Registration Statement”) . We also consent to the reference to us under the heading “Experts” in such Amended Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

May 6, 2015